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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  March 16, 2001


                          EDGEWATER TECHNOLOGY, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                        0-20971                 71-0788538
(State of other jurisdiction of  (Commission File Number)     (I.R.S. Employer
       incorporation)                                        Identification No.)

        302 East Millsap Road
        Fayetteville, Arkansas                                      72703
(Address of principal executive offices)                          (Zip Code)

      Registrant's telephone number, including area code:  (501) 973-6000

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Item 2.   Acquisition or Disposition of Assets

     On March 16, 2001, Edgewater Technology, Inc. (the "Company") sold all of the outstanding shares of stock of its wholly-owned subsidiaries, ClinForce, Inc. and CFRC, Inc., that comprised its clinical trials support services staffing division, to Cross Country TravCorps, Inc. for $31 million in cash before fees and expenses, subject to potential upward or downward post-closing adjustments (collectively, the "Transaction").

Item 7.   Financial Statements and Exhibits

          (a)  Financial Statements of Business Acquired.

               Not applicable.

          (b)  Pro Forma Financial Information.

               See Item 99.2 below.

          (c)  Exhibits.

               2.1 Stock Purchase Agreement, dated as of December 15, 2000, by and between the Company and Cross Country TravCorps, Inc. (Incorporated by reference from Appendix A to the Company's Definitive Proxy Statement (DEFM 14A) filed with the Securities Exchange Commission on February 6, 2001).

               99.1 Edgewater Technology, Inc. Press Release dated March 19,
                    2001.

               99.2 The following Unaudited Pro Forma Financial Statements of the Company:

                    Unaudited Pro Forma Balance Sheet as of December 31, 2000. Unaudited Pro Forma Statement of Operations for the Twelve
                        Months Ended December 31, 2000.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       EDGEWATER TECHNOLOGY, INC.
                                           (Registrant)

Dated: April 2, 2001                   By:  /s/ Clete T. Brewer
                                            -------------------
                                            Clete T. Brewer
                                            Chairman and Chief Executive Officer


                               INDEX TO EXHIBITS

         Exhibit
         Number                Description
         ------                -----------

           2.1 Stock Purchase Agreement, dated as of December 15, 2000, by and between the Company and Cross Country TravCorps, Inc. (Incorporated by reference from Appendix A to the Company's Definitive Proxy Statement (DEFM 14A) filed with the Securities Exchange Commission on February 6, 2001).

          99.1      Edgewater Technology, Inc. Press Release dated March 19,
                    2001.

          99.2 The following Unaudited Pro Forma Financial Statements of the Company:

                    Unaudited Pro Forma Balance Sheet as of December 31, 2000. Unaudited Pro Forma Statement of Operations for the Twelve
                         Months Ended December 31, 2000.